Exhibit 99.1

Cotiviti Announces Third Quarter 2016 Results

Revenue of $156.2 million, up 14% over prior year period

Net Income of $4.6 million, up 163% over prior year period

Net Income per diluted share of $0.05

Non-GAAP Adjusted Net Income per diluted share of $0.36

Non-GAAP Adjusted EBITDA of $61.6 million, up 19% over prior year period

Atlanta, GA, November 9, 2016. (BUSINESS WIRE) - Cotiviti Holdings Inc. (NYSE:COTV) (“Cotiviti”), a leading provider of analytics-driven payment accuracy solutions primarily focused on the healthcare industry, today announced financial results for the three and nine months ended September 30, 2016.  The Company will host a conference call on November 10, 2016 at 8:30 a.m. Eastern Time to discuss its results.

“We continue to achieve strong operating and financial performance as a result of our successful execution on our long-term strategic plan by delivering unique value and service to our clients every day. Our third quarter results demonstrate the strength of our business and our very talented team’s dedication to serving our clients, with total revenue growth of 14% compared to the prior year period driven by 16% revenue growth in our Healthcare segment,” said Doug Williams, Chief Executive Officer. “Our robust performance, as shown by the 19% growth in non-GAAP Adjusted EBITDA in the third quarter, was driven by our ability to deliver tangible payment solutions to our clients through our proprietary technology platform, advanced analytics capabilities and the unique expertise collected from decades of experience across the payment continuum. In both Healthcare and Retail, payment complexity continues to grow and drive demand for our services. Beyond the economic benefit, assuring payment accuracy also supports our clients’ relationships with their providers and suppliers, enhancing the overall value we deliver.”

“As recently announced by the Centers for Medicare and Medicaid Services (CMS), we are pleased to have been selected once again as a national contractor for the CMS Recovery Audit Program for both Region 2 and Region 3,” continued Doug Williams. “We look forward to continuing to generate tangible value to the Medicare system, enabling the program to better serve all stakeholders.”

“As a result of the strength of our business model and the successful debt refinancing we completed in the third quarter of 2016, we were able to further reduce our net leverage ratio to 3.3 times at September 30, 2016 from 3.5 times at June 30, 2016, adding flexibility and strength to our balance sheet,” said Steve Senneff, Chief Financial Officer. “Using our strong cash flow, we will continue to make strategic investments in technology and analytics to continuously evolve our payment accuracy solutions to create value for clients while also benefiting the broader healthcare industry cost containment efforts.”

Third Quarter 2016 Financial Results

•

Total revenue for the quarter increased 14% to $156.2 million, compared to $136.9 million in the third quarter a year ago. Revenue growth was driven by a 16% increase in the Healthcare segment to $138.5 million, with the Global Retail and Other segment contributing $17.8 million, essentially flat compared to the same period a year ago. Healthcare revenue was favorably impacted in the quarter by an increase in volume and expanded adoption of our solutions within existing healthcare clients. Retail revenue was essentially unchanged from the prior year quarter primarily due to a regulatory change in the United Kingdom.
•

Net income increased 163% to $4.6 million, or $0.05 per diluted share for the third quarter, compared to a loss of $7.3 million in the prior year quarter, or $(0.09) per diluted share. The debt refinancing in the third quarter 2016 resulted in a $9.3 million loss on extinguishment of debt.  In addition, the impact of a higher stock price triggered the vesting of substantially all performance-based stock options resulting in total stock compensation expense of $17.0 million for the third quarter 2016. Net loss in the third quarter of 2015 was driven by a $27.8 million impairment charge on the Company’s trademark assets due to the Cotiviti rebranding.

•	Non-GAAP Adjusted EBITDA for the quarter was $61.6 million, compared to $51.9 million for the quarter a year ago, or a 19% increase.
•	Non-GAAP Adjusted Net Income for the quarter was $33.7 million, or $0.36 per diluted share, compared to $26.5 million, or $0.34 per diluted share a year ago.

Nine Months 2016 Financial Results

•

Total revenue for the nine months ended September 30, 2016, increased 17% to $457.3 million, compared to $389.9 million for the same period a year ago. Revenue growth was driven by a 20% increase in the Healthcare segment to $403.6 million, with the Global Retail and Other segment contributing $53.6 million, up slightly from the same period a year ago. Healthcare revenue growth for the first nine months of 2016 was primarily driven by the success of existing client adoption of new solutions, the addition of new clients and our ability to cross sell our services across our client base. Healthcare revenue also benefitted from $5 million for special projects in the second quarter 2016.

•

Net income increased 403% to $23.6 million, or $0.27 per diluted share for the nine months ended September 30, 2016, compared to a $4.7 million in the prior year period, or $0.06 per diluted share. The increase in net income for 2016 to date is driven by the 17% increase in revenue partially offset by a $16.4 million loss on extinguishment of debt due to debt repayments in the second quarter and the refinancing in the third quarter, as well as stock-based compensation of $21.5 million. Results for the nine months ended September 2015 were adversely impacted by a $27.8 million impairment charge on the Company’s trademark assets due to the Cotiviti rebranding.

•	Non-GAAP Adjusted EBITDA for the nine-months ended September 2016 was $175.3 million, compared to $146.9 million for the same period a year ago, or a 19% increase.
•	Non-GAAP Adjusted Net Income for the quarter was $87.1 million, or $1.00 per diluted share, compared to $68.1 million, or $0.88 per diluted share in the comparable period a year ago.

Guidance

Cotiviti is increasing full year 2016 guidance as follows:

•	Total revenue in a range of $615 - $620 million, up from $610 to $615 million; and
•	Adjusted EBITDA in a range of $235 - $237 million, up from $233 to $235 million.

Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per Share are non-GAAP financial measures.  For an explanation of these as measures of the Company’s operating performance, refer to the reconciliation in “Non-GAAP Financial Measures.”

Conference Call Information

To participate in the conference call, domestic callers can dial (877) 883-0383 and international callers can dial (412) 902-6506 and provide the following conference passcode: 9856769.  The call will also be webcast and be accessible on the Investor page of Cotiviti’s website at http://investors.cotiviti.com.

Supplemental Financial Information

Supplemental financial information that is not part of this press release is available on the Investor page of Cotiviti’s website at http://investors.cotiviti.com.

About Cotiviti

Cotiviti is a leading payment accuracy provider that helps healthcare payers and retailers achieve their business objectives by unlocking value from the incongruities the company discovers in the complex interactions customers have with stakeholders. Cotiviti helps clients capture over $3 billion annually through improved payment accuracy. Cotiviti provides services to eight of the top ten U.S. healthcare payers and eight of the top ten U.S. retailers.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words.

The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. These statements are not guarantees of performance or results. These assumptions and our future performance or results involve risks and uncertainties (many of which are beyond our control). Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following: our inability to successfully leverage our existing client base by expanding the volume of claims reviewed and cross-selling additional solutions; improvements to healthcare claims and retail billing processes reducing the demand for our solutions or rendering our solutions unnecessary; healthcare spending fluctuations; our clients declining to renew their agreements with us or renewing at lower performance fee levels; inability to develop new clients; delays in implementing our solutions; system interruptions or failures, including cyber-security breaches, identity theft or other disruptions that could compromise our information; our failure to innovate and develop new solutions for our clients; our failure to comply with applicable privacy, security and data laws, regulations and standards; changes in regulations governing healthcare administration and policies, including governmental restrictions on the outsourcing of functions such as those that we provide; loss of a large client; consolidation among healthcare payers or retailers; slow development of the healthcare payment accuracy market; negative publicity concerning the healthcare payment industry or patient confidentiality and privacy; significant competition for our solutions; our inability to protect our intellectual property rights, proprietary technology, information, processes and know-how; compliance with current and future regulatory requirements; declines in contracts awarded through competitive bidding or our inability to re-procure contracts through the competitive bidding process; our failure to accurately estimate the factors upon which we base our contract pricing; our inability to manage our growth; our inability to successfully integrate and realize synergies from the merger of Connolly Superholdings, Inc. and iHealth Technologies, Inc. in May 2014 or any future acquisitions or strategic partnerships; our failure to maintain or upgrade our operational platforms; our failure to reprocure our Medicare Recovery Audit Contractor program contract; our rebranding may not be successful; litigation, regulatory or dispute resolution proceedings, including claims or proceedings related to intellectual property infringements; our inability to expand our retail business; our inability to manage our relationships with information suppliers, software vendors or utility providers; fluctuation in our results of operations; changes in tax rules; risks associated with international operations; our inability to realize the book value of intangible assets; our success in attracting and retaining qualified employees and key personnel; and general economic, political and market forces and dislocations beyond our control; risks related to our substantial indebtedness and holding company structure; volatility in bank and capital markets; our status as a controlled company and as an emerging growth company; and provisions in our amended and restated certificate of incorporation. Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

The Company defines Adjusted EBITDA as net income (loss) before depreciation and amortization, impairment of intangible assets, interest expense, other non-operating (income) expense such as foreign currency translation, income tax expense (benefit), gain on discontinued operations, transaction-related expenses and other, stock-based compensation and loss on extinguishment of debt.  The Company defines Adjusted Net Income as net income adjusted for non-cash and other non-recurring items.

Management believes Adjusted EBITDA is useful because it provides meaningful supplemental information about our operating performance and facilitates period-to-period comparisons without regard to our financing methods, capital structure or other items that we believe are not indicative of our ongoing operating performance.  Management believes Adjusted Net Income is useful because it provides meaningful supplemental information about our operating performance and facilitates period-to-period comparisons without regard to non-cash expenses and other items that are one-time in nature.  In order to assure that all investors have access to similar data the Company has determined that it is appropriate to provide these non-GAAP financial measures.  Management believes we are enhancing investors’ understanding of our business and our results of operations, as well as assisting them in evaluating how well we are executing our strategic initiatives.  Adjusted EBITDA and Adjusted Net Income are intended as supplemental measures of our performance that is not required by, or presented in accordance with U.S. generally accepted accounting principles, or GAAP.  Adjusted EBITDA and Adjusted Net Income are not determined in accordance with GAAP, and should not be considered in isolation or as an alternative to net income, income from operations, net cash provided by operating, investing or financing activities or other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with GAAP.

Cotiviti Holdings, Inc.

Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$43,770	$149,365
Restricted cash	10,202	10,741
Accounts receivable, net of allowance for doubtful accounts of $1,561 and $1,053 at September 30, 2016 and December 31, 2015, respectively; and net of estimated allowance for refunds and appeals of $31,887 and $33,406 at September 30, 2016 and December 31, 2015, respectively	83,345	78,856
Prepaid expenses and other current assets	23,313	24,044
Deferred tax assets	33,346	32,919
Total current assets	193,976	295,925
Property and equipment, net	63,768	57,452
Goodwill	1,196,350	1,197,044
Intangible assets, net	548,593	594,410
Other long-term assets	2,866	2,176
TOTAL ASSETS	$2,005,553	$2,147,007
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$18,000	$21,099
Customer deposits	10,202	10,741
Accounts payable and accrued other expenses	28,331	29,521
Accrued compensation costs	41,520	42,902
Estimated liability for refunds and appeals	70,596	67,775
Total current liabilities	168,649	172,038
Long-term liabilities:
Long-term debt	766,042	1,012,971
Other long-term liabilities	9,454	12,199
Deferred tax liabilities	152,967	162,203
Total long-term liabilities	928,463	1,187,373
Total liabilities	1,097,112	1,359,411
Commitments and contingencies (Note 6)
Stockholders’ equity:
Common stock ($0.001 par value; 600,000,000 and 122,000,000 shares authorized, 90,177,862 and 77,237,711 issued, and 90,170,462 and 77,230,311 outstanding at September 30, 2016 and December 31, 2015, respectively)	90	77
Additional paid-in capital	905,963	807,419
Retained earnings (deficit)	8,625	(14,935)
Accumulated other comprehensive loss	(6,139)	(4,867)
Treasury stock, at cost (7,400 shares at September 30, 2016 and December 31, 2015)	(98)	(98)
Total stockholders’ equity	908,441	787,596
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,005,553	$2,147,007

Cotiviti Holdings, Inc.

Consolidated Statements of Comprehensive Income (Loss)

(Unaudited, in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net revenue	$156,241	$136,936	$457,250	$389,880
Cost of revenue (exclusive of depreciation and amortization, stated separately below):
Compensation	58,517	46,424	167,263	132,928
Other costs of revenue	6,658	5,646	17,331	14,629
Total cost of revenue	65,175	52,070	184,594	147,557
Selling, general and administrative expenses (exclusive of depreciation and amortization, stated separately below):
Compensation	32,496	16,997	74,782	52,586
Other selling, general and administrative expenses	13,978	16,351	44,152	44,423
Total selling, general and administrative expenses	46,474	33,348	118,934	97,009
Depreciation and amortization of property and equipment	5,218	3,773	14,864	9,270
Amortization of intangible assets	15,203	15,437	45,618	46,256
Transaction-related expenses	16	354	909	354
Impairment of intangible assets	—	27,826	—	27,826
Total operating expenses	132,086	132,808	364,919	328,272
Operating income	24,155	4,128	92,331	61,608
Other expense (income):
Interest expense	9,625	16,180	40,345	49,855
Loss on extinguishment of debt	9,349	—	16,417	4,084
Other non-operating (income) expense	(113)	(187)	(771)	(384)
Total other expense (income)	18,861	15,993	55,991	53,555

Income (loss) from continuing operations before income taxes	5,294	(11,865)	36,340	8,053
Income tax expense (benefit)	711	(4,571)	12,780	3,932
Income (loss) from continuing operations	4,583	(7,294)	23,560	4,121
Gain on discontinued operations, net of tax	—	—	—	559
Net income (loss)	$4,583	$(7,294)	$23,560	$4,680
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	14	(1,045)	(657)	(1,284)
Change in fair value of derivative instruments	(49)	(1,061)	(615)	(2,629)
Total other comprehensive (loss) income	(35)	(2,106)	(1,272)	(3,913)
Comprehensive income (loss)	$4,548	$(9,400)	$22,288	$767

Earnings (loss) per share from continuing operations:
Basic	$0.05	$(0.09)	$0.28	$0.05
Diluted	0.05	(0.09)	0.27	0.05
Earnings per share from discontinued operations:
Basic	$—	$—	$—	$0.01
Diluted	—	—	—	0.01
Total earnings (loss) per share:
Basic	$0.05	$(0.09)	$0.28	$0.06
Diluted	0.05	(0.09)	0.27	0.06

Cotiviti Holdings, Inc.

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net income	$23,560	$4,680
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(8,682)	(11,596)
Depreciation and amortization	60,482	55,526
Stock-based compensation expense	21,544	1,624
Amortization of debt issuance costs	3,618	4,274
Accretion of asset retirement obligations	138	108
Loss on impairment of intangible assets	—	27,826
Loss on extinguishment of debt	16,417	4,084
Gain on discontinued operations	—	(900)
Changes in operating assets and liabilities:
Restricted cash	539	9,801
Accounts receivable	(4,489)	(4,984)
Other current assets	(451)	(23,624)
Other long-term assets	(690)	117
Customer deposits	(539)	(9,801)
Accrued compensation	(1,382)	(3,250)
Accounts payable and accrued other expenses	(4,352)	(16,180)
Estimated liability for refunds and appeals	2,821	(5,966)
Other long-term liabilities	146	(221)
Other	(335)	(1,110)
Net cash provided by operating activities	108,345	30,408
Cash flows from investing activities:
Expenditures for property and equipment	(22,578)	(11,022)
Other investing activities	1,181	406
Net cash used in investing activities	(21,397)	(10,616)
Cash flows from financing activities:
Net proceeds from issuance of common stock	226,963	—
Proceeds from exercise of stock options	56	210
Proceeds from issuance of debt	800,000	—
Dividends paid	(150,000)	—
Payment of debt issuance costs	(6,327)	(1,086)
Repayment of debt	(1,062,850)	(6,075)
Net cash used in financing activities	(192,158)	(6,951)
Effect of foreign exchanges on cash and cash equivalents	(385)	(623)
Net (decrease) increase in cash and cash equivalents	(105,595)	12,218
Cash and cash equivalents at beginning of period	149,365	118,612
Cash and cash equivalents at end of the period	$43,770	$130,830
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$24,377	$32,714
Cash paid for interest	35,927	45,154
Noncash investing activities (accrued property and equipment purchases)	12,000	5,485
Noncash financing activities (accrued debt issuance costs)	979	—

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
(unaudited, in thousands)	2016	2015	Change	2016	2015	Change
Net income (loss)	$4,583	$(7,294)	163%	$23,560	$4,680	403%
Adjustments to net income (loss):
Depreciation and amortization	20,421	19,210	6%	60,482	55,526	9%
Impairment of intangible assets (a)	—	27,826	100%	—	27,826	100%
Interest expense	9,625	16,180	41%	40,345	49,855	19%
Other non-operating (income) expense (b)	(113)	(187)	40%	(771)	(384)	101%
Income tax expense (benefit)	711	(4,571)	116%	12,780	3,932	225%
Gain on discontinued operations, net of tax (c)	—	—	—	—	(559)	100%
Transaction-related expenses and other (d)	16	354	95%	909	354	157%
Stock-based compensation (e)	17,042	405	NM	21,544	1,624	NM %
Loss on extinguishment of debt (f)	9,349	—	NM	16,417	4,084	302%
Adjusted EBITDA	$61,634	$51,923	19%	$175,266	$146,938	19%
% of revenue	39.4%	37.9%		38.3%	37.7%

(a)	Represents an impairment during the quarter ended September 30, 2015 as a result of our rebranding and the related impact to our tradenames.
(b)	Represents other non‑operating (income) expense that consists primarily of gains and losses on transactions settled in foreign currencies. Income received for certain sub‑leases is included herein.
(c)

Represents payment on a $900 note receivable ($559 net of taxes) related to a  business that was disposed of in 2012. This note receivable had been reported in the loss on discontinued operations in 2012 upon the sale of that business. Since the date of sale, we had elected to fully reserve the note receivable as the collectability was determined to be uncertain.

(d)	Represents transaction‑related expenses that consist primarily of certain expenses associated with the preparation for our Initial Public Offering and certain corporate development activity.
(e)

Represents expense related to stock‑based compensation awards granted to certain employees, officers and non‑employee directors as long‑term incentive compensation. We recognize the related expense for these awards ratably over the vesting period. During the three months ended September 30, 2016, performance awards vested resulting in stock compensation expense of $15.9 million.

(f)

Represents loss on extinguishment of debt that consists primarily of fees paid and write‑offs of unamortized debt issuance costs and original issue discount in connection with the repricing of our long‑term debt in 2015, the early repayment of a portion of our long-term debt in 2016 and the refinancing of our long-term debt in 2016.

Reconciliation of Net Income (Loss) to Adjusted Net Income

	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
(unaudited, in thousands)	2016	2015	Change	2016	2015	Change
Net income (loss)	$4,583	$(7,294)	163%	$23,560	$4,680	403%
Adjustments to net income (loss):
Amortization of Acquired Intangible Assets - Non Tax Deductible	10,402	10,591	2%	31,206	31,785	2%
Amortization of Acquired Intangible Assets - Tax Deductible	4,801	4,846	1%	14,412	14,471	0%
Impairment of intangible assets (a)	—	27,826	100%	—	27,826	100%
Loss on extinguishment of debt	9,349	—	NM	16,417	4,084	302%
Transaction-related expenses and other	16	354	95%	909	354	157%
Stock-based compensation (b)	17,042	405	NM	21,544	1,624	NM %
Gain on discontinued operations	—	—	NM	—	(900)	100%
Tax effect of above adjustments (c)	(12,476)	(10,220)	22%	(20,949)	(15,832)	32%
Adjusted Net Income	$33,717	$26,508	27%	$87,099	$68,092	28%

Weighted average shares of common stock - Diluted (000s)	93,954	77,224		86,858	77,715

Adjusted Net Income per diluted share	$0.36	$0.34		$1.00	$0.88

(a)	Represents an impairment during the quarter ended September 30, 2015 as a result of our rebranding and the related impact to our tradenames.
(b)

Represents expense related to stock-based compensation awards granted to certain employees, officers and non‑employee directors as long‑term incentive compensation. We recognize the related expense for these awards ratably over the vesting period. During the three months ended September 30, 2016, performance awards vested resulting in stock compensation expense of $15.9 million.

(c)

This line represents the tax impact of the amortization of acquired intangible assets - tax deductible, a portion of impairment of intangible assets, loss on extinguishment of debt, stock-based compensation and gain on discontinued operations assuming a 40% tax rate.

Adjusted EBITDA 2016 Guidance Reconciliation

(unaudited, in millions)

	2016 Guidance Range
	Low	High
Net income	$38	$41
Adjustments to net income (1)	197	196
Adjusted EBITDA	$235	$237

(1)

Adjustments to net income include depreciation and amortization, interest expense, other non-operating (income) expense, income tax expense, transaction-related expenses and other, stock-based compensation and loss on extinguishment of debt. A 40% tax rate is assumed to approximate the Company's effective tax rate.

Investor and Media Contact:

Jennifer W. DiBerardino

Vice President, Investor Relations

203-642-0718

Investors.Relations@Cotiviti.com